Exhibit 99.1

Scholar Rock Announces $205 Million Registered Direct Offering

CAMBRIDGE, Mass.  (BUSINESS WIRE) June 17, 2022 -- Scholar Rock (NASDAQ: SRRK), a Phase 3, clinical-stage biopharmaceutical company focused on the treatment of serious diseases in which protein growth factors play a fundamental role, today announced that it has entered into a securities purchase agreement with certain institutional investors to sell, in a registered direct offering, 16,326,530 shares of common stock and, in lieu of common stock, pre-funded warrants to purchase 25,510,205 shares of common stock, and accompanying warrants to purchase 10,459,181 shares of common stock, at a price of $4.90 per share and accompanying warrant or $4.8999 per pre-funded warrant and accompanying warrant, for total gross proceeds of approximately $205 million, before deducting placement agent commissions and estimated offering expenses. The accompanying warrants will be immediately exercisable and, expire on December 31, 2025 and have an exercise price of $7.35 per share. The offering is expected to close on June 22, 2022, subject to the satisfaction of customary closing conditions.

Scholar Rock intends to use the net proceeds from the offering, together with existing cash, cash equivalents and investments, to advance its ongoing and future clinical programs (including the development of apitegromab in SMA through the anticipated Phase 3 SAPPHIRE topline data readout and SRK-181 in immuno-oncology), to further develop its technology platform and to continue to advance its preclinical pipeline, as well as other ongoing research and development activities and for general corporate purposes.

J.P. Morgan Securities LLC is acting as lead placement agent and Piper Sandler & Co. is acting as co-placement agent for the offering.

Investors in the offering include Invus, Polaris Partners, Redmile, Samsara BioCapital, and other institutional investors.

The securities were offered pursuant to an effective shelf registration statement on Form S-3, as amended (File No. 333-254057) that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on April 13, 2022. A final prospectus supplement, which contains additional information relating to the offering, will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at 866-803-9204, or by email at prospectus-eq_fi@jpmchase.com; or Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, or by telephone at (800) 747-3924, or by email at prospectus@psc.com.

Before investing in this offering, interested parties should read the prospectus supplement, the accompanying prospectus and the other documents that are incorporated by reference in such prospectus supplement and the accompanying prospectus in their entirety, which provide more information about Scholar Rock and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Scholar Rock

Scholar Rock is a clinical-stage biopharmaceutical company focused on the discovery and development of innovative medicines for the treatment of serious diseases in which signaling by protein growth factors plays a fundamental role. Scholar Rock is creating a pipeline of novel product candidates with the potential to transform the lives of patients suffering from a wide range of serious diseases, including neuromuscular disorders, cancer, and fibrosis. Scholar Rock’s approach to targeting the molecular mechanisms of growth factor activation enabled it to develop a proprietary platform for the discovery and development of monoclonal antibodies that locally and selectively target these signaling proteins at the cellular level. By developing product candidates that act in the disease microenvironment, Scholar Rock intends to avoid the historical challenges associated with inhibiting growth factors for therapeutic effect. Scholar Rock believes its focus on biologically validated growth factors may facilitate a more efficient development path.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the anticipated closing date of the offering and use of proceeds from the offering. The use of words such as “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, the uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, as well as those risks more fully discussed in the sections entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock:

Investors

Rushmie Nofsinger

Scholar Rock

rnofsinger@scholarrock.com

ir@scholarrock.com

857-259-5573

Media

Ariane Lovell

Finn Partners

ariane.lovell@finnpartners.com

media@scholarrock.com

917-565-2204

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